G L O BA L X F U N D S P O WE R O F A T T O R N E Y N O V E M B E R 1 1 , 2 0 20 ^ « ^ « « c o v T m r « F P R E SE N T S , d i a t t h e u n d e r s i g n e d c o n s t i t u t e s a n d a p p o in t s L u is B e r r u g a , J o s e p h C o ^^ d o S ^^ " J; ^ ^̂ ^ . s u b s t i t u ti o n f o r s u c h a t o m e y - i n - f a c t m s u c h a t to m e y - in - f a c f s n a m e , a g e n t w i th ^ P^̂ ^J ^ ^ ^ ' ^^ .̂ ^ g i ^ ti o n s t a t e m e n t s o r o th e r f i l i n g s m a d e w i t h t h e S e c u ri ti e s a n d E x c h a n g e Si n ir s s i : o T̂ ^^̂ ^ a g e n c y o r a u t h o ri ty t h a t a r e a p p U c a b l e t o G l o b a l X F u n d s ( " T r u s t " ' ) o r a n yT i s e ri ^̂^̂̂ a " F u n d " ) a n d c a p a b l e o f be i n g s i g n e d b y p o w e r o f a tt o r n e y u n d e r a p p li c a b le l a w . r u l e a n d n s gu l a ri o n , a n d a n y am e n d n i e n t s o r s u p p l e m e n t s t h e r e t o , a n d w i t h d r a w a l s t h e r e o f , a n d t o f i l e th e s am e , w i t h a ll e x h i b i t s th e r e t o a n d o t h e r d o c u m e n t s i n c o n n e c t i o n t h e r e w i t h , w i t h t h e S EC o r a n y s t a t e r e g u l a t o r y a g e n c y o r a u t l i o ri t y , a s a p p r o p ri a t e , g r a n ti n g u n t o e a c h a t to m e y - u i - f a c t a n d a g e n t f u l l p o w e r a n d a u t h o ri t y t o d o a n d p e r f o e a c h a n d e v e r y a c t a n d t h i n g r e q u i s i t e a n d n e c e s s a r y t o b e d o n e , a s f u l ly t o a l l i n t e n t s a n d p u r p o s e s a s h e o r s h e c o u l d o r m ig h t d o i n p e r s o n in h i s o r h e r c a p a c i t y a s a T r u s t e e o r o f f i c e r o f d i e T r u s t o r f o r t h e b e n e f i t o f a n y F i h e re b y ra ti f y i n g a n d c o n fi r m i n g a l l fl i a t s a i d a t o rn e y - i n - f a c t a n d a g e n t , o r h is o r h e r s u b s t i t u t e o r s u b s t i tu t e s , r o la w f u ll y d o o r c a u s e t o b e d o n e b y v i rt u e h e r e o f . u n d , m a y IN WI T N E SS WH E R E O F , e a c h o f t h e u n d e r s ig n e d h a v e e x e c u t e d t h i s P o w e r o f A t o r n e y t o b e e f fe c ti v e a s o f t h e d a t e fi r s t w r i t e n a b o v e . C h& - l e s A . B a k e r d^ - . C i f fl b r d / r/ W e b e r